   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1999

===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           __________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           __________________________

                              INFOCURE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                                            58-2271614
  (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


                          1765 THE EXCHANGE, SUITE 450
                            ATLANTA, GEORGIA  30339
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                          ___________________________



IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF        IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF
SECURITIES PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT      SECURITIES PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT AND IS
AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C),       EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), PLEASE CHECK
PLEASE CHECK THE FOLLOWING BOX. [ ]                           THE FOLLOWING BOX.  [X]

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
          to be Registered                     Each Class is to be Registered
          ----------------                     ------------------------------

Common Stock, par value $.001 per share            The Nasdaq Stock Market


                      ___________________________________

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

   The Company hereby incorporates by reference herein the description of the Company's Common Stock, par value $.001 per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-18923), effective with the Securities and Exchange Commission on July 10, 1997. The Company's Amended Certificate of Incorporation is filed as Exhibit 3.1 to the aforesaid Registration Statement on Form SB-2. The Company's Amended and Restated Bylaws are filed as Exhibit 3.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-71109) as filed on January 25, 1999, which is also incorporated herein by reference.


ITEM 2.  EXHIBITS.

   The following exhibits are filed as part of the Registration Statement.

2(a) Amended Certificate of Incorporation of the Company (incorporated by reference to Exhibit of the same number filed with the Company's Registration Statement on Form SB-2) (Registration No. 333-18923).

2(b) Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit of the same number filed with the Company's Registration Statement on Form S-3) (Registration No. 333-71109).

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 INFOCURE CORPORATION



                                 By:  /s/ Lance B. Cornell
                                     -----------------------------
                                     Lance B. Cornell
                                     Senior Vice President--Finance and Chief
                                     Financial Officer

Date:    January 28, 1999